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                                                                   EXHIBIT 11

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of the following reports in this Post-Effective Amendment No. 35 under the Securities Act of 1933, as amended, to this Registration Statement on Form N-1A (No. 33-26305) of BlackRock
Funds, formerly Compass Capital Funds:

        * Our report dated November 14, 1997 for the BlackRock Funds' Bond Portfolios.

        * Our report dated November 14, 1997 for the BlackRock Funds' Equity Portfolios.

        * Our report dated November 14, 1997 for the BlackRock Funds' Money Market Portfolios.

        * Our report dated November 14, 1997 for the Multi-Sector Mortgage Securities Portfolio III.

        * Our report dated January 16, 1998 for the U.S. Large Company Series of The DFA Investment Trust Company.

We also consent to the reference to our Firm under the headings "Miscellaneous - Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 26, 1998